GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

EXHIBIT 23(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-80897 of Gateway Energy Corporation on Form S-8 of our report dated March 21, 2003, appearing in this Annual Report on Form 10-KSB of Gateway Energy Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Houston, Texas

March 27, 2003